Exhibit 99.1
Contacts:

Foundry Networks	Foundry Networks	FD
Chief Financial Officer	Treasurer	Investor Relations
Dan Fairfax	Michael Iburg	Brendan Lahiff
408.207.1700	408.207.1305	415.293.4425
dfairfax@foundrynet.com	miburg@foundrynet.com	brendan.lahiff@fd.com
FOUNDRY NETWORKS REPORTS FOURTH QUARTER AND FISCAL
2007 FINANCIAL RESULTS
~ Record Quarterly and Full-Year Revenues of $168.7 Million and $607.2 Million ~
     SANTA CLARA, Calif. – January 29, 2008 — Foundry Networks®, Inc. (Nasdaq: FDRY) a performance and total solutions leader for end-to-end switching and routing, today announced financial results for its fourth quarter and fiscal year ended December 31, 2007.
     Foundry’s revenue for the fourth quarter of 2007 was $168.7 million, compared to $132.0 million in the fourth quarter of 2006 and compared to $159.5 million in the third quarter of 2007, an increase of 27.7% and 5.7% respectively. Net income was $28.9 million, or $0.18 per diluted share, compared to net income of $15.7 million, or $0.10 per diluted share, in the fourth quarter of 2006, and net income of $27.6 million, or $0.18 per diluted share, in the third quarter of 2007.
     Revenue for fiscal 2007 was $607.2 million, compared to $473.3 million for fiscal 2006, an increase of 28.3%. Net income for fiscal 2007 was $81.1 million, or $0.52 per diluted share, compared to net income of $38.7 million, or $0.26 per diluted share, for fiscal 2006.
     Included in Foundry’s results for the fourth quarter of 2007 were $13.2 million of non-cash stock-based compensation expense and $54,000 of expenses related to the stock option investigation and restatement of Foundry’s consolidated financial statements. Excluding these expenses and the related tax effect, non-GAAP net income in the fourth quarter of 2007 was $37.8 million and non-GAAP net income per diluted share was $0.24. Included in Foundry’s results for fiscal 2007 were

$46.0 million of non-cash stock-based compensation expense and $13.3 million of expenses related to the stock option investigation and restatement of Foundry’s consolidated financial statements. Excluding these expenses and the related tax effect, non-GAAP net income in fiscal 2007 was $118.9 million or $0.76 per diluted share. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income and earnings per share.
     In the fourth quarter of 2007, North American commercial (non Federal Government) revenue represented 48% of total revenue while sales to Europe, the Middle East and Africa (EMEA) represented 18% of total revenue. Business from Japan increased to 6% of total revenue, while sales from the rest of Asia increased to 9% of total revenue.
     Sales to the U.S. Federal Government remained strong, representing 19% of total revenue. Within the service provider market, router revenue grew to 20% of total revenue, a 26% increase from the third quarter of 2007. Overall, service provider revenue grew to represent 26% of total revenue in the quarter.
     The Company’s cash and marketable securities grew to $965.7 million in the fourth quarter, an increase of $20.0 million from the third quarter of 2007. During the quarter, the Company spent $45.0 million repurchasing 2.3 million shares of Foundry common stock at an average price of $19.96. To date, the Company has spent $82.9 million to repurchase 4.4 million shares of Foundry common stock at an average price of $18.93.
     “2007 was a year of record achievements for Foundry Networks. We broke industry records for port density and capacity with the delivery of our 32-slot routers, we achieved all-time record revenues while also delivering record-high profits,” said Bobby Johnson, President and CEO of Foundry Networks. “We continued to deliver on our long-term objectives of diversification within our federal government business, increasing our penetration in the service provider market and expanding our share of the enterprise market,” concluded Mr. Johnson.
About Non-GAAP Financial Measures
Foundry uses non-GAAP net income and non-GAAP net income per share for internal planning purposes, to assess the results of its business on an ongoing basis, to determine management compensation, and for the convenience of analysts and investors. These measures are not in accordance with, or an alternative to, similarly-named measures under GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Foundry believes these measures provide useful information to its management, board of directors and investors regarding Foundry’s performance when used in conjunction with GAAP information. Foundry believes it is useful to investors to receive information about how items in the statement of operations are affected by stock-based compensation, litigation settlement charges, the expenses related to the stock option investigation and restatement of the Company’s consolidated financial statements and the related income tax effect. Stock-based compensation expense consists of expenses recorded under SFAS 123(R), “Share-Based Payment,” in connection with awards granted under the Company’s equity incentive plans and shares issued pursuant to the Company’s employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company’s ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense. The Company also excludes legal, accounting and one-time employee compensation costs related to the stock option investigation and restatement of the Company’s consolidated financial statements in addition to litigation settlement charges because these payments do not reflect the Company’s ongoing business and the exclusion of these payments improves the ability of investors to compare its period-over-period operating results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Conference Call
     Foundry Networks will host a conference call today to discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security, and Web traffic management solutions, including

Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4 — 7 application switches, wireless LAN and access points, access routers and metro and core routers. Foundry’s customers include the world’s premier ISPs, metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Forward-Looking Statements
This press release contains forward-looking statements, as defined under federal securities laws. These forward-looking statements include statements regarding Foundry’s ability to continue to (1) diversify its customer base, (2) increase its penetration in the service provider market and (3) expand its share of the enterprise market. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. These risks include the intense competition that Foundry faces in the market for networking solutions and Foundry’s need to continue to introduce new products with superior performance and features in a timely manner, as well as those risks and uncertainties included under the captions “Risk Factors” in Foundry’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which is on file with the SEC and is available on Foundry’s investor relations website at http://www.foundrynet.com/company/ir/ir-sec and on the SEC website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-K for the year ended December 31, 2007, which will be filed with the SEC in February 2008. All information provided in this release and in the attachments is as of January 29, 2008, and should not be unduly relied on because Foundry undertakes no duty to update this information.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)	(1)
Net revenue:
Product	$144,661	$111,381	$517,637	$395,701
Service	23,994	20,659	89,568	77,579

Total net revenue	168,655	132,040	607,205	473,280

Cost of revenue:
Product	57,196	48,271	215,060	174,526
Service	6,053	5,453	21,358	13,927

Total cost of revenue	63,249	53,724	236,418	188,453

Gross margin	105,406	78,316	370,787	284,827

Operating expenses:
Research and development	19,524	16,887	77,052	70,658
Sales and marketing	43,235	32,917	160,220	128,985
General and administrative	11,959	9,963	44,935	43,854
Other charges, net	54	2,920	5,714	12,807

Total operating expenses	74,772	62,687	287,921	256,304

Income from operations	30,634	15,629	82,866	28,523
Interest and other income, net	11,199	9,901	43,536	34,407

Income before provision for income taxes and cumulative effect of change in accounting principle	41,833	25,530	126,402	62,930
Provision for income taxes	12,981	9,853	45,259	24,671

Income before cumulative effect of change in accounting principle	28,852	15,677	81,143	38,259
Cumulative effect of change in accounting principle, net of taxes	—	—	—	439

Net income	$28,852	$15,677	$81,143	$38,698

Basic net income per share	$0.19	$0.11	$0.55	$0.27

Weighted average shares used in computing basic net income per share	149,240	146,764	148,143	145,167

Diluted net income per share	$0.18	$0.10	$0.52	$0.26

Weighted average shares used in computing diluted net income per share	156,632	152,364	155,520	150,509

(1)	Derived from audited condensed consolidated financial statements for the year ended December 31, 2006.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$965,668	$886,433
Accounts receivable, net	121,139	75,392
Inventories	42,384	34,856
Prepaid expenses and other current assets	13,847	8,978
Deferred tax assets	79,214	74,605
Property and equipment, net	9,658	11,103
Other long-term assets	5,234	6,270

Total assets	$1,237,144	$1,097,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$23,892	$25,258
Accrued payroll and related expenses	50,806	27,878
Other accrued expenses	12,381	14,080
Income taxes payable	11,860	5,661
Deferred support revenue	77,672	65,564
Other long-term liabilities	476	1,101

Total liabilities	177,087	139,542

Stockholders’ equity	1,060,057	958,095

Total liabilities and shareholders’ equity	$1,237,144	$1,097,637

(1)	Includes $58.1 million of long-term marketable securities at December 31, 2007 and $194.1 million at December 31, 2006.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2006.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2007	2006
	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$81,143	$38,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,135	10,190
Stock-based compensation expense	46,021	50,269
Provision for doubtful accounts	(386)	106
Provision for sales returns	(283)	1,126
Inventory provisions	6,385	9,414
Deferred tax assets	(8,781)	(15,948)
Excess tax benefits from stock-based compensation	(8,895)	(6,001)
Changes in operating assets and liabilities:
Accounts receivable	(45,079)	1,727
Inventories	(13,838)	(11,811)
Prepaid expenses and other assets	(6,274)	(3,581)
Accounts payable	(1,367)	2,951
Accrued payroll and related expenses	15,486	3,746
Income taxes payable	20,441	3,690
Other accrued expenses	(1,879)	5,521
Deferred support revenue	12,108	5,084

Net cash provided by operating activities	105,937	95,181

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	(5,411)	(173,440)
Purchases of property and equipment, net	(7,096)	(8,273)

Net cash used in investing activities	(12,507)	(181,713)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	56,404	47,684
Repurchase of common stock	(84,599)	—
Excess tax benefits from stock-based compensation	8,895	6,001

Net cash provided by financing activities	(19,300)	53,685

Increase (decrease) in cash and cash equivalents	74,130	(32,847)
Effect of exchange rate changes on cash	(306)	(527)
Cash and cash equivalents, beginning of period	258,137	291,511

Cash and cash equivalents, end of period	$331,961	$258,137

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$37,489	$36,914

(1)	Derived from audited condensed consolidated financial statements for the year ended December 31, 2006.

FOUNDRY NETWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EPS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income excluding certain charges and benefits (Non-GAAP)	$37,790	$24,658	$118,930	$77,520
Stock-based compensation expense (1)	(13,219)	(11,730)	(46,021)	(50,774)
Litigation settlement charges (2)	—	(37)	—	(5,454)
Stock option investigation and related compensation costs (3)	(54)	(2,883)	(13,300)	(7,353)
Income tax effect	4,335	5,669	21,534	24,759

Net income	$28,852	$15,677	$81,143	$38,698

Diluted net income per share excluding certain charges and benefits (Non-GAAP)	$0.24	$0.16	$0.76	$0.52
Stock-based compensation expense (1)	(0.09)	(0.08)	(0.30)	(0.34)
Litigation settlement charges (2)	—	—	—	(0.04)
Stock option investigation and related compensation costs (3)	—	(0.02)	(0.08)	(0.05)
Income tax effect	0.03	0.04	0.14	0.17

Diluted net income per share	$0.18	$0.10	$0.52	$0.26

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cost of product revenue	$438	$437	$1,457	$1,858
Cost of service revenue	566	612	2,029	2,175
Research and development	4,783	4,095	16,518	17,542
Sales and marketing	5,211	4,606	17,916	20,680
General and administrative	2,221	1,980	8,101	8,519

	$13,219	$11,730	$46,021	$50,774

(2)	Litigation settlement charges were recognized in connection with settlement agreements Foundry reached with Lucent and with Alcatel-Lucent.

(3)	Reflects expenses related to the independent review of our stock option practices, which began in June 2006, and related legal, accounting, and compensation costs as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cost of product revenue	$—	$—	$250	$—
Cost of service revenue	—	—	228	—
Research and development	—	—	3,304	—
Sales and marketing	—	—	3,128	—
General and administrative	—	—	676	—
Other charges, net	54	2,883	5,714	7,353

	$54	$2,883	$13,300	$7,353